Exhibit 99.1
                              AMENDMENT TO BYLAWS

                                       OF

                              KNIGHT-RIDDER, INC.

1. Article I, Section 7 of the Bylaws of Knight-Ridder, Inc. is amended in its entirety to read as follows:

     "SECTION 7 - NOTIFICATION OF SHAREHOLDER BUSINESS: All business properly brought before an annual meeting shall be transacted at such meeting. Business shall be deemed properly brought only if it is (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) brought before the meeting by a shareholder of record entitled to vote at such meeting if written notice of such shareholder's intent to bring such business before such meeting is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal office of the Company in San Jose, California not later than one hundred twenty (120) days prior to the anniversary date of the Company's proxy statement relating to the immediately preceding annual meeting; PROVIDED, HOWEVER, that with respect to business proposed to be brought before the 2006 annual meeting, written notice under this clause (iii) may only be made no earlier than sixty (60) days nor later than forty-five (45) days prior to the date of the 2006 annual meeting. Each notice given by such shareholder shall set forth: (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (B) the name and address of the shareholder who intends to propose such business; (C) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at such meeting to propose such business; and (D) any material interest of the shareholder in such business. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Section 7; and, if the Chairman should so determine and declare, any such business not properly brought before the meeting shall not be transacted."

2. Article III, Section 4 of the Bylaws of Knight-Ridder, Inc. is amended in its entirety to read as follows:

     "SECTION 4 - NOTIFICATION OF NOMINATIONS: Subject to the rights of the holders of any one or more series of Preference Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors. Any shareholder entitled to vote for the election of directors at an annual meeting or a special meeting called for the purpose of electing directors may nominate persons for election as directors at such meeting only if written notice of such shareholder's intent to make such nomination is delivered to, or mailed, postage prepaid, and received by, the Secretary of the Company at the principal office of the Company in San Jose, California not later than (i) in the case of an annual meeting, one hundred twenty (120) days prior to the anniversary date of the Company's proxy statement relating to the immediately preceding annual meeting; PROVIDED, HOWEVER, that with respect to nominations proposed to be made at the 2006 annual meeting, written notice under this clause (i) may only be made no earlier than sixty (60) days nor later than forty-five (45) days prior to the date of the 2006 annual meeting; and (ii) in the case of a special meeting, the close of business on the tenth day following the date on which the Company first makes public disclosure of the date of the special meeting. Each notice given by such shareholder shall set forth: (A) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (B) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting (or if the record date for such meeting is subsequent to the date required for such shareholder notice, a representation that the shareholder is a holder of record at the time of such notice and intends to be a holder of record on the record date for such meeting), setting forth the number and class of shares so held, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (D) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (E) the consent of each nominee to serve as a director of the Company if so elected. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 4; and, if the Chairman should so determine and declare, the defective nomination shall be disregarded."